Exhibit 10(iv)

Purchase Agreement

This Share Purchase Agreement is entered into on May 21, 2007, between:

Peter Prescott, with New Zealand passport number AB601247 with address at P.O. Box 73268, Dubai, U.A.E., (hereinafter referred to as “Seller”).

and

Asia8, Inc. a Nevada registered company, located at 2465 W. 12th St, Tempe AZ 85281, represented by its CEO Eric Montandon (hereinafter referred to as the “Buyer” or “Asia8”).

WHEREAS:

The Seller established a relationship with Atomix Boat Company, Ltd. Zhejiang China, and has arranged to be the exclusive distributor of the Atomix boats products in the U.A.E.

The Buyer has indicated a desire to acquire the exclusive distribution rights for the Atomix products for the U.A.E. market, and the Seller has indicated a desire to sell the said rights under the terms and conditions described herein.

THEREFORE:

This Agreement is witness that in consideration of the mutual promises and covenants contained herein and other notable consideration, the receipt and sufficiency of which are hereby acknowledged by both parties, the Buyer and the Seller do hereby agree as follows:-

Article 1. Interpretation

a)	Definitions:

In this Agreement and the exhibits annexed hereto, the following terms shall have the respective meaning indicated below:

•	“The Company” or “Asia8, a company registered under the laws of Nevada U.S.
•	The “Shares” refers to 600,000 (six-hundred-thousand) shares of common stock of the Company.
•	“Agreement” means this Agreement and any schedules attached hereto;
•	“Business day” means any calendar day except Friday or Saturday, or any statutory holiday observed in the United Arab Emirates;
•	“Effective date” means the date on which this Agreement was entered into;
•	“Party” means either the Buyer or the Seller;
•	“Parties” means both the Buyer and the Seller;

Exhibit 10(iv)

b)        Entire Agreement

This Agreement, together with any agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior agreements, negotiations, discussions and understandings, written or oral between the parties. Except as expressly provided in this Agreement, there are no representations, warranties conditions, other agreements or acknowledgements, whether direct or collateral, express or implied that form part of or affect this Agreement.

Article 2. Purchase Price

a)	Asia8 will issue to Seller 600,000 shares of unregistered common stock from its treasury as of the closing date below.

b)	Seller will transfer all ownership interests in the Atomix Boat distribution agreement for the U.A.E. in return for the above consideration.

Article 3. Conditions and Representations

a)	The Seller hereby confirms that it is the rightful and true owner of the exclusive distributorship and as such has the right to sell the assets.

b)	The Seller hereby confirms that the Atomix distributorship is unencumbered and has no lien attached to it.

c)	The Seller hereby confirms that he has no outstanding liabilities related to the assets that are being transferred herein that have not been disclosed to the Buyer.

d)	The Seller unconditionally and irrevocably:

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indemnifies the Buyer against all losses, damages, costs and expenses which the Buyer may now or in the future suffer or incur directly or indirectly from any undisclosed liability, breach or non-observance of a guaranteed obligation prior to the date of this agreement.

e)

The Buyer represents and warrants to the Seller that each of the following statements is true and accurate at the date of this Agreement and will be true and accurate on the Closing Date specified in Article 4, remaining in full force and effect on and after such Closing date:

i)	It has the power and the authority to enter into and perform its obligations under this Agreement and to carry out the transaction contemplated by this Agreement;
ii)	It has taken all necessary action to authorize its entry into and performance of this Agreement and to carry out the transaction contemplated by this Agreement;
iii)	Its obligations under this Agreement are valid and binding and enforceable against it in accordance with their terms.

f)

The Buyer acknowledges and agrees with the Seller that it has had the opportunity to, and has, conducted due diligence investigations in relation to the Atomix Boats distributorship and has had the opportunity to raise such enquiries with appropriate authorities as it considered necessary in relation to the Agreement.

Exhibit 10(iv)

g)

The purchase price has been agreed on by both parties, but both parties agree that the price bears no relationship to any publicly quoted market price for the Company’s common stock, nor to the assets, earnings, book value or to other recognized criteria of value for the Company or the asset being purchased by the Company.

h)

Buyer and Seller agree that the Purchase Price will constitute and represent a minority interest in the Company, and that Seller has no management rights over the Company or the assets being purchased. However, Buyer agrees to employ the Seller as a Vice President of Operations in charge of selling the Atomix boat products for a period of 6 months from the closing date, renewable by mutual agreement.

Article 4. Closing Date

All parties hereby agree that the transaction described herein shall be finalized and completed on May 21, 2007.

Article 5. Governing Law

Both Parties agree to resolve any dispute by arbitration of the Dubai U.A.E. Chamber of Commerce. In such case where a dispute cannot be arbitrated by the Chamber of Commerce, the matter will be resolved by the Courts of the State of Nevada.

In witness whereof, each party hereto has caused this Agreement to be duly executed as of the date written below by an officer authorized in that behalf.

The Seller:	The Buyer:

/s/ Peter Prescott	/s/ Eric Montandon
Peter Prescott	Eric Montandon
Dated: May 1, 2007	Dated: May 1, 2007

Witness Signature ___________________

Name:

Dated:

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